UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported)_______August 12, 2010
TRW Automotive Holdings Corp.

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

001-31970	81-0597059

(Commission File Number)	(IRS Employer Identification No.)

12001 Tech Center Drive, Livonia, Michigan	48150

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code (734) 855-2600
Not applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.05.	AMENDMENTS TO THE REGISTRANT’S CODE OF ETHICS, OR WAIVER OF A PROVISION OF THE CODE OF ETHICS.
On August 12, 2010, the Corporate Governance and Nominating Committee of the Board of Directors of TRW Automotive Holdings Corp. (the “Company”), approved a revised code of ethics, entitled the TRW Standards of Conduct (the “Standards”), that applies to the directors, officers and other employees of the Company and its subsidiaries and controlled joint ventures. The Standards were revised, among other things, to (1) improve the overall tone, readability and organization of the Standards, (2) expand the Standards to address additional compliance areas and to enhance guidance in other key compliance areas, and (3) add learning aides, such as questions and answers, red flag lists and practice pointers, to augment understanding of the Standards. The approval of the revised Standards did not result in any waiver of any provision of the previous version of the Standards on behalf of the Company’s Chief Executive Officer, Chief Financial Officer or Controller.
The foregoing summary of the revised Standards does not purport to be a complete description of all changes, and is qualified in its entirety by reference to the full text of the Standards which is attached hereto as Exhibit 14.1 and is incorporated herein by reference. The revised Standards have also been made available on the Company’s Internet site (www.trw.com) under Investors/Corporate Governance. The information contained on or accessible through the Company’s Internet site shall not be deemed to be a part of this Current Report on Form 8-K.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.
     (d) Exhibits.

Exhibit No.	Description
14.1*	TRW Standards of Conduct

*	Filed herewith

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRW AUTOMOTIVE HOLDINGS CORP.
Dated: August 13, 2010	By:	/s/ Robin A. Walker-Lee
Robin A. Walker-Lee
Executive Vice President, General Counsel and Secretary

Index to Exhibits

Exhibit No.	Description
14.1	TRW Standards of Conduct